UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

Callodine Specialty Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CALLODINE SPECIALTY INCOME FUND

[Date], 2026

Dear [Client Name],

I’m reaching out to share with you an update on the Callodine Specialty Income Fund (the “Fund”) held in your account with Manning & Napier Advisors, LLC (“Manning & Napier”). Linked below are proxy materials for an upcoming Special Meeting of Shareholders (the “Special Meeting”) scheduled for March 18, 2026.  As summarized below and fully detailed in the proxy materials, this Special Meeting is being held to approve hiring Corrum Capital Management LLC (“Corrum”), an affiliate of the Fund’s investment adviser, Callodine Capital Management, LP (“Callodine”), as an additional sub-adviser to the Fund.  Because you retain investment discretion over the portion of your account invested in the Fund, we are sharing these materials with you so that you can instruct us on how you wish to vote your shares.

The Proxy Statement for the Special Meeting (and additional soliciting material, if any) can be found at this link: https://go.manning-napier.com/hubfs/2026/Manning-Napier-202603-Callodine-Specialty-Income-Fund-Proxy-Materials.pdf.

Overview of key proxy information:

What You Will Be Asked to Vote On:

At the Special Meeting, shareholders will be asked to:

1.	Approve a new Sub-Advisory Agreement among the Fund, Callodine, and Corrum (the “Proposal”). If approved, this Proposal would allow the Fund to add two new private credit strategies to its portfolio covering sports & entertainment lending and aviation finance industries. Incorporating these two strategies provides an additional source of loan origination and broader strategy and collateral diversification. Importantly, hiring Corrum as a sub-adviser will not increase the Fund’s total management fee.

2.	Conduct any other business that may properly come before the meeting.

The Fund’s Board of Trustees recommends a vote FOR the Proposal.

How to Vote:

Participating in the vote is optional, but we encourage you to review the materials so you can make an informed decision.   If you choose to vote, please do so by contacting me directly by March 13, 2026, and I will have your vote registered through our proxy agent.

How We Can Help:

If you would like help reviewing the Proposal, understanding the new strategies, or considering how these changes relate to your overall financial strategy, please feel free to reach out. We’re happy to assist with any questions and help you navigate the voting process.

[Financial Consultant Name]